UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2011 (May 23, 2011)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On May 23, 2011, American DG Energy Inc., or the Company, entered into subscription agreements with investors, or the Investors, for the sale of 6% Senior Unsecured Convertible Debentures Due 2018, or the Debentures. The Company issued an aggregate principal amount of $10,100,000 to a European investor and an aggregate principal amount of $2,400,000 to John N. Hatsopoulos, the Company’s Chief Executive Officer and a holder of approximately 10% of the outstanding equity securities of the Company immediately prior to the sale of the Debentures. Mr. Hatsopoulos subscribed to the Debentures by forgiving a revolving line of credit with an outstanding principal balance of $2,400,000 in exchange for the Debentures.

The Debentures will mature on May 25, 2018 and will accrue interest at the rate of 6% per annum payable on a semi-annual basis. At the holder’s option, the Debentures may be converted into shares of common stock of the Company at a conversion price of $2.20 per share, subject to adjustment in certain circumstances. The Company has the option to redeem at 115% of the principal amount any or all of the Debentures after May 25, 2016. The full principal amount of the Debentures is due upon default under the terms of the Debentures. The proceeds of the Debentures will be used in connection with the development and installation of current and new energy systems, business development and for general corporate purposes.

The Company also granted the holder of the $10,100,000 Debenture the right to purchase an additional $10,000,000 of Debentures on November 30, 2011 under the same terms but at a conversion price equal to the greater of: a) a 20% discount to the Company’s average closing price over the 30 trading day period prior to the closing date of that transaction, or b) $2.20 per share, subject to adjustment in certain circumstances.

The securities were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investors are all accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The summary of the transaction set forth above does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the form of Debenture attached as Exhibit 4.1, and the Subscription Agreement attached as Exhibit 10.1.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this filing are forward-looking statements. Forward-looking statements include, among other things, our expected proceeds raised from this offering and our expected use of such proceeds, and the expected delivery date of the securities being offered. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The registrant hereby furnishes the following exhibits:

Exhibit 4.1 –	Form of 6% Senior Unsecured Convertible Debenture Due 2018, dated May 23, 2011, entered into between the Company and each of the Investors.

Exhibit 10.1 –	Form of Subscription Agreement for 6% Senior Unsecured Convertible Debenture Due 2018, dated May 23, 2011, entered into between the Company and each of the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2011	AMERICAN DG ENERGY INC.

By: /s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer

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